UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2002

BWAY Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-12415	36-3624491
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250
Atlanta, Georgia 30350-2230
(Address of principal executive offices) (Zip Code)

(770) 645-4800
(Registrant’s telephone number)

BWAY CORPORATION

Form 8-K

Item 5.    Other Events.

The Company previously requested from the Securities and Exchange Commission confidential treatment of a separation and release agreement between the Company and James W. Milton dated November 2, 2001 (the “Agreement”). On September 9, 2002, the Company withdrew its request for confidential treatment and is making a public filing of the Agreement in its entirety herewith. The Agreement is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Separation and Release Agreement between BWAY Corporation and James W. Milton dated November 2, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Corporation (Registrant)

By:	/s/ KEVIN C. KERN
Kevin C. Kern Vice President of Administration and Chief Financial Officer
Date: September 9, 2002